EXHIBIT 99.1

1606 Corp Engages AR XTLabs to Develop AI Chatbot For CBD Industry

Seattle, WA - September 7, 2023, CBDW AI, a brand of 1606 Corp. (OTC: CBDW) and the new prominent provider of enterprise-level artificial intelligence (AI) solutions tailored for the CBD industry, is thrilled to reveal its strategic partnership with AR XTLabs, a leading backend development firm. The collaboration aims to construct an advanced AI Natural Language Processing (NLP) Chatbot, specially designed for the CBD sector.

The CBDW AI product is being strategically engineered to elevate customer interactions, deliver an educational resource, facilitate new customer engagement, and offer CBD product recommendations. The primary objective of the CBDW AI is to bolster sales for CBD industry enterprises while ensuring an immensely enjoyable customer journey.

CBDW AI's strategic vision includes licensing this technology within the United States to CBD brands and retailers.

The innovative AI project in development leverages the power of NLP, integrating computational linguistics (CL), machine learning, and deep learning models to comprehensively analyze human language. It promises to empower CBD consumers by assisting them in making informed product decisions based on their queries concerning CBD usage requirements. Over the years, CBD consumers have often faced uncertainty when navigating the plethora of choices and their perceived lack of knowledge about CBD usage. The CBDW AI solution is poised to address and resolve these long-standing customer choice issues, making the process of buying CBD products significantly more consumer-friendly.

“This is a new day for CBDW AI. We’re expanding our reach in the CBD industry to include enterprise customer service solutions for the growing number of online CBD consumers and brands. For a long time, choosing products online has always been difficult for CBD consumers and we aim to solve that problem with our new AI Customer experience Chatbot. This bot is a game changer for the entire industry because of the fragmentation of the industry. There are so many product choices that it’s daunting for consumers to make a choice. In leu of FDA approval, we aim to provide customers with a high degree of confidence when choosing CBD products,” said Greg Lambrecht, CEO of 1606 Corp.

About AR XTLabs;

AR XTLabs, a new jersey Corporation, is a world leader in developing AI-enabled products and services for enterprise customers. Founded in the cloud era, our solutions are cloud-native and are capable of running on all three major cloud providers. The solutions we offer have been implemented in Fortune 100 companies across the Financial Services, Digital media, High-tech, Telecom, and Pharma sectors. The AR XTLabs team consists of serial entrepreneurs and experienced professionals who have successfully implemented an AI-Enabled mortgage closing process in partnership with a national title insurance company. AR XTLabs has offices in Seattle, Florida, and India. (https://arxtlabs.com)

About 1606 Corp - Bridging Today and Tomorrow with Innovative Technology

At 1606 Corp, we are not just a CBD company; we are a dynamic think tank with innovative technology solutions that are aimed at solving the top online customer service problems in the CBD industry. Established as an acquisition-based company, CBDW AI has developed a vision to redefine the CBD industry through both acquisitions and technology development. 1606 Corp stands at the intersection of cutting-edge technology and visionary collaborations to help you, the CBD consumer. Our mission is clear - to revolutionize the CBD industry by seamlessly integrating technology into the core operations of all CBD companies in the United States. We strive to empower businesses, both large and small, with enterprise solutions that drive efficiency, foster online sales growth, and open doors to unprecedented education and usage by CBD customers.

Industry Information;

Rates of cannabidiol (CBD) usage in the United States are projected to surge in 2023, according to Stirling CBD. With recent studies suggesting as high as a 10% year-over-year (YoY) increase in usage, Stirling CBD predicts that 2023 will be a pivotal year for the industry as the widespread adoption of CBD-infused products is set to take place across the health and wellness, beauty, and food and beverage industries.

Data from 2022 provides insight into the widespread nature of CBD-infused products. The Center for Advancing Health (CFAH) reported that 26% of Americans used CBD in 2022, and according to ClevelandClinic.org, 42% of people who take CBD use it for sleep-related reasons. It is also often marketed toward individuals struggling with anxiety, depression, quitting smoking, fitness recovery, and post-traumatic stress disorder (PTSD).

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Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of 1606 Corp (the "Company"), its directors, or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the Company's control and which could, and likely will materially affect actual results, levels of activity, performance, or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.

For inquiries on AI bot technology or investment please contact:

Greg Lambrecht

greg@1606corp.com

Or

Austen Lambrecht

austen@1606corp.com

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